INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Charter Municipal Mortgage Acceptance Company on Form S-3 of our report dated March 14, 2000, appearing in the Annual Report on Form 10-K/A-1 of Charter Municipal Mortgage Acceptance Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 23, 2001